Exhibit 99.1

Note 1.     On May 22, 2024, QH Hungary Holdings Limited ("QH Hungary" or the “Reporting Person”), a wholly owned subsidiary of Gulf Hungary Holding Korlatolt Felelossegu Tarsasag, (i) amended and restated seven existing and previously reported variable prepaid forward sale contracts (“VPFs”) (five with Citibank N.A. (“Citibank”) and two with the Royal Bank of Canada (“RBC”)) and (ii) entered into two new VPFs, one with Citibank and one with RBC, in each case, described in more detail as follows.

Amended and Restated VPFs:

(a)	The first of the amended and restated VPFs was originally entered into with Citibank on May 26, 2020 and amended and restated on each of March 9, 2021, November 24, 2021, August 10, 2022, March 6, 2023 and May 22, 2024 (“Citi VPF No. 2”) and covers a maximum aggregate amount of 105,002 shares divided into two tranches, with tranche 1 (which was not amended on May 22, 2024) comprised of 50 components of 1,750 shares each for a total 87,500 shares, and tranche 2 comprised of 50 components (48 components of 350 shares each, and 2 components of 351 shares each) for a total of 17,502 shares. In exchange for amending Citi VPF No. 2, QH Hungary paid $729,309.61 to Citibank. See note 2 below.

(b)	The second of the amended and restated VPFs was originally entered into with Citibank on August 27, 2020 and amended and restated on each of August 10, 2022 and May 22, 2024 (“Citi VPF No. 3”) and covers a maximum aggregate amount of 60,000 shares divided into 50 components of 1,200 shares each. In exchange for amending Citi VPF No. 3, QH Hungary paid $2,500,204.34 to Citibank. See note 2 below.

(c)	The third of the amended and restated VPFs was originally entered into with Citibank on March 9, 2021 and amended and restated on each of August 10, 2022 and May 22, 2024 (“Citi VPF No. 5”) and covers a maximum aggregate amount of 19,732 shares divided into 50 components (18 components of 394 shares each and 32 components of 395 shares each). In exchange for amending Citi VPF No. 5, QH Hungary paid $822,233.87 to Citibank. See note 2 below.

(d)	The fourth of the amended and restated VPFs was originally entered into with JPMorgan Chase Bank, National Association (“JPMorgan”) on August 27, 2020 and amended and restated and novated to Citibank on August 10, 2022, and further amended and restated on May 22, 2024 (“Citi VPF No. 6”) and covers a maximum aggregate amount of 140,000 shares divided into 50 components of 2,800 shares each. In exchange for amending Citi VPF No. 6, QH Hungary paid $5,833,810.12 to Citibank. See note 2 below.

(e)	The fifth of the amended and restated VPFs was originally entered into with JPMorgan on March 9, 2021 and amended and restated and novated to Citibank on August 10, 2022, and further amended and restated on May 22, 2024 (“Citi VPF No. 7”) and covers a maximum aggregate amount of 10,296 shares divided into 50 components (4 components of 205 shares each and 46 components of 206 shares each). In exchange for amending Citi VPF No. 7, QH Hungary paid $429,035.06 to Citibank. See note 2 below.

(f)	The sixth of the amended and restated VPFs was originally entered into with RBC on May 26, 2020 and amended and restated on each of March 9, 2021, November 24, 2021, August 10, 2022, March 6, 2023 and May 22, 2024 (the “RBC VPF No. 1”) and covers a maximum aggregate amount of 105,002 shares divided into two tranches, with tranche 1 (which was not amended on May 22, 2024) comprised of 50 components of 1,750 shares each for a total of 87,500 shares, and tranche 2 comprised of 50 components (48 components of 350 shares each, and 2 components of 351 shares each) for a total of 17,502 shares. In exchange for amending RBC VPF No. 1, QH Hungary paid $729,309.72 to RBC. See note 2 below.

(g)	The seventh of the amended and restated VPFs was originally entered into with RBC on March 9, 2021 and amended and restated on each of August 10, 2022 and May 22, 2024 (the “RBC VPF No. 3”) and covers a maximum aggregate amount of 8,580 shares divided into 50 components (20 components of 171 shares each and 30 components of 172 shares each). In exchange for amending RBC VPF No. 3, QH Hungary paid $357,529.28 to RBC. See note 2 below.

New VPFs:

(h)	The first of the new VPFs was entered into with Citibank on May 22, 2024 (the “Citi VPF No. 8”) and covers a maximum aggregate amount of 237,200 shares divided into 50 components of 4,744 shares each. In exchange for entering into Citi VPF No. 8, Citibank paid $39,500,675.00 to QH Hungary. See note 3 below.

(i)	The second of the new VPFs was entered into with RBC on May 22, 2024 (the “RBC VPF No. 5”) and covers a maximum aggregate amount of 158,133 shares divided into 50 components (17 components of 3,162 shares each and 33 components of 3,163 shares each). In exchange for entering into RBC VPF No. 5, Citibank paid $26,333,784.00 to QH Hungary. See note 3 below.

Note 2.     (a)  With respect to each of the amended and restated VPFs described above in clauses (a) through (g) of note 1 above (and with respect to Citi VPF No. 2, tranche 2 only), for each component, QH Hungary is obligated to deliver on the settlement date for such component determined based on the specified scheduled valuation date within the period from May 27, 2026 to August 6, 2026 either, at QH Hungary's option, (i) up to the maximum number of shares of such component (such maximum number of shares with respect to each component (the "Subject Number") based on the average market price of the shares determined as described below in note 2(b) below or (ii) an amount of cash equivalent to the value of the shares to be delivered in the preceding clause (i).

(b)   The number of shares (or, at QH Hungary's option, the cash equivalent) to be delivered to the applicable bank on each settlement date is to be determined as follows: (a) if the volume-weighted average price per share on the relevant valuation date, as reasonably determined by the applicable bank in accordance with the applicable VPF (the "Settlement Price") is equal to or less than $186.3683 per share (for this clause 2(b) only, the "Forward Floor Price"), QH Hungary will deliver to the applicable bank the Subject Number of shares; (b) if the Settlement Price is between the Forward Floor Price and $292.5982 per share (for this clause 2(b) only, the "Forward Cap Price"), QH Hungary will deliver to the applicable bank a number of shares equal to the Subject Number multiplied by a fraction, the numerator of which is the Forward Floor Price and the denominator of which is the Settlement Price; and (c) if the Settlement Price is greater than the Forward Cap Price, QH Hungary will deliver to the applicable bank a number of shares equal to the product of (i) the Subject Number and (ii) a fraction (A) the numerator of which is the sum of (x) the Forward Floor Price and (y) the Settlement Price minus the Forward Cap Price, and (B) the denominator of which is the Settlement Price.

Note 3.     (a) With respect to each of the new VPS described above in clauses (h) and (i) of note 1 above, for each component, QH Hungary is obligated to deliver on the settlement date for such component determined based on the specified scheduled valuation date within the period from November 28, 2025 to February 10, 2026 either, at QH Hungary's option: (i) up to the Subject Number of shares for such component based on the average market price of the shares determined as described below in note 3(b) below or (ii) an amount of cash equivalent to the value of the shares to be delivered in the preceding clause (i).

(b)  The number of shares (or, at QH Hungary's option, the cash equivalent) to be delivered to the applicable bank on each settlement date is to be determined as follows: (a) if the Settlement Price is equal to or less than $186.3683 per share (for this clause 3(b) only, the "Forward Floor Price"), QH Hungary will deliver to the applicable bank the Subject Number of shares; (b) if the Settlement Price is between the Forward Floor Price and $205.0051 per share (for this clause 3(b) only, the "Forward Cap Price"), QH Hungary will deliver to the applicable bank a number of shares equal to the Subject Number multiplied by a fraction, the numerator of which is the Forward Floor Price and the denominator of which is the Settlement Price; and (c) if the Settlement Price is greater than the Forward Cap Price, QH Hungary will deliver to the applicable bank a number of shares equal to the product of (i) the Subject Number and (ii) a fraction (A) the numerator of which is the sum of (x) the Forward Floor Price and (y) the Settlement Price minus the Forward Cap Price, and (B) the denominator of which is the Settlement Price.

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